UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46A, Avenue J.F. Kennedy

L-1855 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on a Form 8-K filed by Accenture SCA on October 21, 2010, Pierre Nanterme has been appointed, effective January 1, 2011, as the Chief Executive Officer of Accenture plc (“Accenture”), the general partner of Accenture SCA, and William D. Green, currently Chairman of the Board of Directors & Chief Executive Officer of Accenture, will leave the position of Chief Executive Officer effective January 1, 2011 but will continue to serve as Chairman of Accenture’s Board of Directors.

On November 23, 2010, the Compensation Committee of the Board of Directors of Accenture (the “Committee”) approved the compensation for Mr. Nanterme in his new role. Mr. Nanterme’s cash compensation will be composed of a base salary, effective January 1, 2011, of approximately $1,200,000; a target annual bonus for fiscal 2011 of approximately $700,000 (with a maximum of approximately $1,056,000); and a target individual performance bonus for fiscal 2011 of approximately $1,600,000 (with a maximum of approximately $2,880,000), each to be paid in Euros. In addition, the Committee approved equity awards totaling $5,225,000, composed of a target number of restricted share units (“RSUs”) with a fair market value of $3,000,000 as of the date of grant (with a maximum number of RSUs equal to 150% of that number) under Accenture’s Key Executive Performance Share Program; RSUs with a fair market value of $2,000,000 as of the date of grant under Accenture’s Senior Officer Performance Equity Award Program; and RSUs with a fair market value of $225,000 under Accenture’s Performance Equity Award Program, each to be granted in January 2011.

On November 23, 2010, the Committee also approved the compensation for Mr. Green effective January 1, 2011. Mr. Green’s cash compensation will be composed of a base salary, which will remain at $1,250,000; a target annual bonus for fiscal 2011 of $500,000 (with a maximum of approximately $750,000); and a target individual performance bonus for fiscal 2011 of $1,125,000 (with a maximum of approximately $2,025,000). In addition, the Committee approved equity awards totaling $12,125,000, composed of a target number of RSUs with a fair market value of $6,625,000 as of the date of grant (with a maximum number of RSUs equal to 150% of that number) under Accenture’s Key Executive Performance Share Program and RSUs with a fair market value of $5,500,000 as of the date of grant under Accenture’s Senior Officer Performance Equity Award Program, each to be granted in January 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 23, 2010	ACCENTURE SCA, represented by its general partner, Accenture plc, itself represented by its duly authorized signatory

	By:	/s/ Julie Spellman Sweet
	Name:	Julie Spellman Sweet